UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------


                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 12, 2007

                         Commission File Number: 0-17171

                             URANIUM RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                              75-2212772
         (State or other jurisdiction of    (I.R.S. Employer Identification No.)
          incorporation or organization)

                             Uranium Resources, Inc.
               405 State Highway 121 Bypass, Building A, Suite 110
                             Lewisville, Texas 75067
          (Address of principal executive offices, including zip code)

                                 (972) 219-3330
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

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ITEM 1.01         Entry into a Material Definitive Agreement

         On October 12, 2007, HRI-RAML Acquisition LLC, a Delaware limited liability company (the "Buyer") and an indirect wholly-owned subsidiary of Uranium Resources, Inc. (the "Company"), entered into a Membership Interest Purchase Agreement (the "Purchase Agreement") with Billiton Investment 15 B.V., a Netherlands corporation (the "Seller") and owner of all the outstanding membership interests in Rio Algom Mining LLC, a Delaware limited liability company ("RAML"), pursuant to which the Purchaser has agreed to acquire all of the outstanding membership interests in RAML (the "Transaction").

         The Buyer will pay to Seller $110,000,000 cash at closing, subject to certain closing adjustments. In addition, Buyer has agreed to create a trust to fund certain existing environmental remediation obligations, and an escrow to fund certain existing pension and other health care obligations of RAML. The total amount of the trust and escrow will not exceed $35,000,000. The closing is anticipated to occur on or before June 1, 2008.

         The Purchase Agreement contains customary representations, warranties and covenants by the Buyer and Seller. Consummation of the Transaction is subject to certain conditions including receipt of necessary approvals from the Nuclear Regulatory Commission (the "NRC") and compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In addition, Buyer's obligation to consummate the Transaction is subject to the condition that the Company has raised capital sufficient to pay the purchase price, fund the remediation trust and escrow and provide adequate working capital for operations.

         Buyer will owe a contingent payment of $16.5 million in the event that RAML obtains an amendment to its existing NRC radioactive materials license for the Ambrosia Lake mill site or a new license that allows RAML to construct and operate a conventional acid leach-SX uranium mill facility and associated tailings at Ambrosia Lake.


ITEM 7.01         REGULATION FD DISCLOSURE

         On October 12, 2007, the Company announced its entry into the Purchase Agreement to acquire ownership of RAML. A copy of the press release that announces this acquisition is attached hereto as Exhibit 99.1.

ITEM 9.01         Financial Statements and Exhibits

(c)    Exhibits

2.1 Membership Interest Purchase Agreement, dated October 12, 2007 (excluding schedules). The Company agrees to furnish supplementary a copy of omitted schedules to the Commission upon request.

99.1 Press release dated October 12, 2007 announcing that the Registrant had signed a material definitive agreement to acquire all of the membership interest of Rio Algom Mining LLC.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   URANIUM RESOURCES, INC.

                                   /s/ Thomas H. Ehrlich
October 12, 2007                   --------------------------------------------
                                   Name:  Thomas H. Ehrlich
                                   Title: Vice President and Chief Financial
                                          Officer